EXHIBIT 99.1

                                                                        For more
                                                                    information,
                                                                        contact:
                                                              Robert D. Sznewajs
                                                                 President & CEO
                                                                  (503) 598-3243

                                                                 Anders Giltvedt
                                                 Executive Vice President & CFO
                                                                  (503) 598-3250

                WEST COAST BANCORP REPORTS RECORD FOURTH QUARTER
                          AND FULL YEAR 2004 EARNINGS

* EARNINGS PER DILUTED SHARE OF $.38, UP 19% OVER FOURTH QUARTER 2003 O RETURN ON AVERAGE EQUITY OF 15.9% IN THE FOURTH QUARTER AND 15.5% FOR THE YEAR ENDED DECEMBER 31, 2004
* COMMERCIAL AND HOME EQUITY LOAN GROWTH OF 51% AND 16%, RESPECTIVELY, FROM YEAR END 2003
*  CREDIT QUALITY MEASURES CONTINUE TO IMPROVE

Lake Oswego, OR - January 18, 2005 - West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $5.8 million or $0.38 per diluted share for the fourth quarter of 2004, compared to earnings of $5.0 million or $0.32 per diluted share in the fourth quarter of 2003. This represents a 19% increase in earnings per diluted share from the same quarter in 2003.

--------------------------------------------------------------------------------
                                    Three Months Ended     Twelve Months Ended
                                       December 31,            December 31,
--------------------------------------------------------------------------------
(# in 000's except per share data)
                                    2004        2003        2004        2003
--------------------------------------------------------------------------------
Earnings per Diluted Share         $  .38      $  .32  $     1.42    $     1.26
--------------------------------------------------------------------------------
Net Income                         $5,843      $5,034  $   22,008    $   19,797
--------------------------------------------------------------------------------
Return on Average Equity             15.9%       14.4%       15.5%         14.5%
--------------------------------------------------------------------------------
Book Value per Share                                   $     9.94    $     9.29
--------------------------------------------------------------------------------
Total Period End Loans                                 $1,427,994    $1,220,881
--------------------------------------------------------------------------------
Total Period End Deposits                              $1,470,709    $1,404,859
--------------------------------------------------------------------------------

West Coast Bancorp also announced earnings of $22.0 million for the year ended December 31, 2004, compared to earnings of $19.8 million for the same period in 2003. For the full year 2004, earnings per diluted share of $1.42 increased 12.7% from $1.26 earnings per diluted share in 2003.

"The record operating results by the Company in the fourth quarter and for the full year 2004, are attributed to not only the successful implementation of our strategic plan over the past several years, but also to the ability of our people to flawlessly execute the strategy", says Robert D. Sznewajs, President and Chief Executive Officer.

"Since we now hold the largest deposit market share of any community bank in Portland/Vancouver and Salem -- the two largest deposit market areas in Oregon--the foundation is solidly in place to take advantage of current and future market opportunities," continued Sznewajs.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2004 EARNINGS
January 18, 2005
Page 2 of 7

Financial Results:
Total loans increased 17% or $207 million during 2004. Excluding commercial real estate loans, loans grew a strong 27% since year end 2003. (See Period End Loan Portfolio by Category, page 5.) Reflecting the Company's strategy and investments, commercial and home equity loan balances expanded 51% and 16%, respectively, from December 31, 2003.

First quarter 2004 total average loans climbed $162 million or 13% compared to the fourth quarter of 2003, while total average deposits increased by $84 million or 6% over the same time period. The Company also generated excellent growth in low cost average demand, including interest bearing demand, deposit balances, which in the most recent quarter expanded $110 million or more than 20% since the same quarter last year.

For the quarter ended December 31, 2004, net interest income was $19.5 million--an increase of nearly 10% or $1.7 million compared with the fourth quarter of 2003. Higher loan balances outstanding augmented by an improved deposit mix and lagging funding costs contributed to higher net interest income. The net interest margin widened to 4.71% from 4.60% despite a $.6 million expense related to prepayment of $20 million in Federal Home Loan Bank long term debt, which reduced the net interest margin by 16 basis points in the quarter. Full year net interest income grew over 8% or $5.8 million from 2003.

The provision for loan losses in the fourth quarter 2004 declined by $1.1 million from the same quarter last year and by $1.5 million for the full year 2004 due to lower net charge-offs and improved asset quality measures.

Fourth quarter 2004 total non-interest income increased by less than $.1 million from the same period a year ago. Trust, investment sales, and payment systems-related revenue continued to generate strong growth, rising 26%, 13%, and 35% respectively, with lower merchant bankcard and Bank-owned life insurance income substantially offsetting this growth. Total non-interest income in 2004 increased $.4 million compared to 2003, despite gains on sales of mortgages declining $1.5 million or 36%.

Total non-interest expense increased $1.9 million or 13% in the fourth quarter of 2004 from the same quarter in 2003. Personnel expense grew $1.1 million, with nearly half of the increase caused by the four recent branch openings in Portland-Vancouver (three) and Salem, and the hiring of new commercial lenders. The remaining non-interest expense grew less than 6% and was spread fairly evenly across the remaining categories. For the full year 2004, total non-interest expense was up $5.2 million from 2003, an increase of 9%.

Annualized net charge-offs were 0.17% of average loans or $.6 million in the fourth quarter 2004, compared to annualized net charge-offs of 0.37% or $1.1 million in the same period last year. At December 31, 2004, the allowance for loan losses was 1.33% of total loans, compared to 1.49% at year end 2003. Due to improved credit quality, non-performing assets at December 31, 2004, were $2.2 million or 0.12% of total assets, down from $4.4 million or 0.27% at December 31, 2003. The allowance for loan losses was 867% of total non-performing assets at year end 2004, versus 411% at the same time last year.

During the last quarter of 2004, and consistent with its capital plan and pursuant to its corporate repurchase program, the Company repurchased 32,000 shares at an average cost of $24.90 per share. The Company repurchased 484,000 shares or 3.3% of its outstanding shares at an average cost of $21.73 per share in 2004. At December 31, 2004, approximately 840,000 shares remained available for future repurchases under the program.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2004 EARNINGS
January 18, 2005
Page 3 of 7

Other:
The Company will hold a webcast conference call Wednesday, January 19, 2005, at 8:30 a.m. Pacific Time, during which the Company will discuss fourth quarter and full year 2004 results, review its strategic progress, and provide management's current earnings expectations for the full year 2005. To access the conference call via a live webcast, go to www.wcb.com and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company's website at www.wcb.com and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

West Coast Bancorp is a Northwest bank holding company with $1.8 billion in assets, operating 52 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:
Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ from forward-looking statements include, among others: general economic and banking business conditions; evolving banking industry standards; competitive factors, including pricing pressures on Bancorp's loan yield and rates paid on deposits; changing customer investment, deposit and lending behaviors; changing interest rate environments, including the shape and the level of the yield curve, which could decrease net interest income and fee income, including lower gains on sales of loans; vendor service quality; changes in laws and other legal developments; changes in government funding of Small Business Administration ("SBA") loans; and changes in technology or required investments in technology.

Furthermore, the forward-looking statements are subject to risks related to the Company's ability to: attract and retain lending officers and other key personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; sustain fee generation; maintain asset quality; control the level of net charge-offs; generate retail investments; retain customers of greatest value; create revenue growth from investments in new team members and branches, control expenses; monitor and manage the Company's internal control environments, including disclosure and financial reporting controls, and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements which reflect management's analysis only as of the date of the statements. Readers should carefully review the disclosures we file from time to time with the Securities and Exchange Commission ("SEC"). Bancorp undertakes no obligation to publicly review or update forward-looking statements to reflect events or circumstances that arise after the date of this report.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2004 EARNINGS
January 18, 2005
Page 4 of 7


                                                               West Coast Bancorp
                                                        Consolidated Income Statements
                                                        ------------------------------

                                                                Three months ended                  Twelve months ended
(Unaudited)                                                   December 31,     September 30,            December 31,
(Dollars and shares in thousands)                           2004       2003        2004                2004        2003
                                                        --------------------------------           ---------------------
 Net interest income
   Interest and fees on loans                           $ 21,710    $ 18,915    $ 20,086           $ 79,903     $ 77,321
   Interest on investment securities                       2,926       3,416       3,198             12,889       12,148
   Other interest income                                      75          68          89                196          209
                                                        --------    --------    --------           --------     --------
 Total interest income                                    24,711      22,399      23,373             92,988       89,678
 Interest expense on deposit accounts                      3,093       3,300       2,734             11,214       15,131
 Interest on borrowings including subordinated debentures  2,136       1,327       1,776              6,901        5,508
                                                        --------    --------    --------           --------     --------
 Total interest expense                                    5,229       4,627       4,510             18,115       20,639
                                                        --------    --------    --------           --------     --------
   Net interest income                                    19,482      17,772      18,863             74,873       69,039
 Provision for loan loss                                     135       1,225         225              2,260        3,800
 Non-interest income
   Service charges on deposit accounts                     1,861       1,771       1,934              7,474        6,960
   Other service charges, commissions and fees             1,929       1,724       1,941              7,515        6,577
   Trust revenues                                            602         477         546              2,184        1,776
   Gains on sales of loans                                   913         878         962              3,906        5,124
   Other                                                     292         579         295              1,404        1,417
   Gains (losses) on sales of securities                     (95)         --          --                (20)         192
                                                        --------    --------    --------           --------     --------
 Total non-interest income                                 5,502       5,429       5,678             22,463       22,046
 Non-interest expense
   Salaries and employee benefits                          9,352       8,276       9,444             36,297       32,487
   Equipment                                               1,457       1,415       1,378              5,442        5,139
   Occupancy                                               1,368       1,285       1,467              5,722        4,901
   Check and other transaction processing                    719         640         658              2,671        2,778
   Professional fees                                         883         586         513              2,314        2,314
   Postage, printing and office supplies                     667         571         646              2,616        2,590
   Marketing                                                 638         569         633              2,402        2,047
   Communications                                            314         278         301              1,182        1,166
   Other non-interest expense                              1,342       1,172       1,102              4,725        4,728
                                                        --------    --------    --------           --------     --------
 Total non-interest expense                               16,740      14,792      16,142             63,371       58,150
                                                        --------    --------    --------           --------     --------
 Income before income taxes                                8,109       7,184       8,174             31,705       29,135
 Provision for income taxes                                2,266       2,150       2,462              9,697        9,338
                                                        --------    --------    --------           --------     --------
 Net income                                             $  5,843    $  5,034    $  5,712           $ 22,008     $ 19,797
                                                        ========    ========    ========           ========     ========

     Basic earnings per share                           $   0.40    $   0.34    $   0.39           $   1.48     $   1.31
     Diluted earnings per share                         $   0.38    $   0.32    $   0.37           $   1.42     $   1.26

 Weighted average common shares                           14,768      15,021      14,798             14,849       15,077
 Weighted average diluted shares                          15,476      15,732      15,382             15,526       15,674

 Tax equivalent net interest income                     $ 19,887    $ 18,200    $ 19,276           $ 76,526     $ 70,793


WEST COAST BANCORP REPORTS FOURTH QUARTER 2004 EARNINGS
January 18, 2005
Page 5 of 7

                                                                 West Coast Bancorp
                                                             Consolidated Balance Sheets
                                                             ---------------------------

                                                 December 31,       December 31,       September 30,
(Dollars and shares in thousands, unaudited)         2004               2003               2004
-------------------------------------------      -----------        -----------        -----------
Assets:
Cash and cash equivalents                        $    40,854        $    63,504        $    67,184
Investments                                          266,262            321,970            302,602
Total loans                                        1,427,994          1,220,881          1,319,696
Allowance for loan losses                            (18,971)           (18,131)           (19,421)
                                                 -----------        -----------        -----------
Loans, net                                         1,409,023          1,202,750          1,300,275
Other assets                                          74,780             74,658             74,174
                                                 -----------        -----------        -----------
     Total assets                                $ 1,790,919        $ 1,662,882        $ 1,744,235
                                                 ===========        ===========        ===========

Liabilities and Stockholders' Equity:
Demand                                           $   391,746        $   316,611          $ 395,833
Savings and interest bearing demand                  738,402            742,280            736,699
Certificates of deposits                             342,561            345,968            337,395
                                                 -----------        -----------         ----------
Total deposits                                     1,472,709          1,404,859          1,469,927
Borrowings and subordinated debentures               153,282            103,027            114,000
Other liabilities                                     17,074             14,943             15,460
                                                 -----------        -----------         ----------
     Total liabilities                             1,643,065          1,522,829          1,599,387
Stockholders' equity                                 147,854            140,053            144,848
                                                 -----------        -----------         ----------
     Total liabilities and stockholders' equity  $ 1,790,919        $ 1,662,882        $ 1,744,235
                                                 ===========        ===========        ===========

Common shares outstanding period end                  14,872             15,076             14,857
Book value per common share                      $      9.94        $      9.29        $      9.75
Tangible book value per common share             $      9.91        $      9.23        $      9.71


                                                                      West Coast Bancorp
                                                            Period End Loan Portfolio By Category
                                                            -------------------------------------

                                                    December 31,       December 31,                  Change             Sepember 30,
(Dollars in thousands, unaudited)                       2004               2003              Amount          %             2004
---------------------------------                   -----------        -----------          ---------       ---         -----------
Commercial loans                                    $   357,776        $   236,949          $ 120,827       51%         $   288,668
Real estate construction loans                          116,974            112,732              4,242        4%             111,299
Real estate mortgage loans                              212,959            179,331             33,628       19%             206,739
Real estate commercial loans                            704,390            652,882             51,508        8%             677,274
Installment and other consumer loans                     35,895             38,987             (3,092)      -8%              35,716
                                                    -----------        -----------          ---------                   -----------
 Total loans                                        $ 1,427,994        $ 1,220,881          $ 207,113       17%         $ 1,319,696
                                                    ===========        ===========          =========                   ===========

(Reconciliation to GAAP financial measures)*
Total loans excluding real estate commercial loans  $   723,604        $   567,999          $ 155,605       27%         $   642,422
Real estate commercial loans                            704,390            652,882             51,508        8%             677,274
                                                    -----------        -----------          ---------                   -----------
  Total loans                                       $ 1,427,994        $ 1,220,881          $ 207,113       17%         $ 1,319,696
                                                    ===========        ===========          =========                   ===========


*Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides additional, valuable information relating to its operating results in light of its business strategies.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2004 EARNINGS
January 18, 2005
Page 6 of 7


                                                                        West Coast Bancorp
                                                                      Financial Information
                                                                      ---------------------

                                                            Fourth       Fourth            Third           Year              Year
(Dollars in thousands except for per share data, unaudited) Quarter      Quarter          Quarter        to date           to date
(all rates have been annualized where appropriate)           2004         2003              2004           2004              2003
--------------------------------------------------    -----------    -----------       -----------     -----------       -----------
PERFORMANCE RATIOS
 - Return on average assets                                  1.31%          1.20%             1.31%           1.28%            1.24%
 - Return on average common equity                          15.90%         14.39%            16.04%          15.45%           14.52%
 - Non-interest income to average assets                     1.23%          1.30%             1.31%           1.31%            1.39%
 - Non-interest expense to average assets                    3.75%          3.54%             3.71%           3.69%            3.66%
 - Efficiency ratio, tax equivalent                          65.7%          62.6%             64.7%           64.0%            62.8%

NET INTEREST MARGIN
 - Yield on interest-earning assets                          5.95%          5.77%             5.80%           5.84%            6.08%
 - Rate on interest-bearing liabilities                      1.71%          1.54%             1.49%           1.50%            1.78%
 - Net interest spread                                       4.24%          4.23%             4.31%           4.34%            4.29%
 - Net interest margin                                       4.71%          4.60%             4.70%           4.72%            4.70%

AVERAGE ASSETS
 - Investment securities                              $   283,748    $   323,210       $   297,544     $   302,200      $   280,028

 - Commercial loans                                   $   321,152    $   238,575       $   278,362     $   277,882      $   234,720
 - Real estate construction loans                         112,230        115,696           117,341         117,413          116,820
 - Real estate mortgage loans                             210,072        174,889           202,999         196,698          163,505
 - Real estate commercial loans                           695,326        645,078           669,679         672,295          640,349
 - Installment and other consumer loans                    36,637         39,248            35,976          37,159           41,568
                                                      -----------    -----------       -----------     -----------       ----------
 - Total loans                                        $ 1,375,419    $ 1,213,486       $ 1,304,357     $ 1,301,447      $ 1,196,962

 - Total interest earning assets                      $ 1,679,300    $ 1,569,079       $ 1,631,183     $ 1,621,683      $ 1,504,949
 - Other assets                                            98,445         89,983            98,420          95,999           85,293
                                                      -----------    -----------       -----------     -----------       ----------
 - Total assets                                       $ 1,777,745    $ 1,659,062       $ 1,729,603     $ 1,717,682      $ 1,590,242

AVERAGE LIABILITIES & EQUITY
 - Demand deposits                                    $   396,102    $   312,837       $   372,280     $   351,432      $   283,504
 - Interest bearing demand,
    savings, and money market                             745,705        731,220           736,897         737,409          669,689
 - Certificates of deposits                               343,068        356,911           341,330         336,623          371,534
                                                      -----------    -----------       -----------     -----------       ----------
 - Total deposits                                     $ 1,484,875    $ 1,400,968       $ 1,450,507     $ 1,425,464      $ 1,324,727

 - Borrowings and subordinated debentures             $   130,244    $   106,014       $   124,728     $   136,259      $   117,533

 - Total interest bearing liabilities                 $ 1,219,017    $ 1,194,144       $ 1,202,955     $ 1,210,290      $ 1,158,755
 - Other liabilities                                      412,484        326,151           385,014         364,965          295,170
                                                      -----------    -----------       -----------     -----------       ----------
 - Total liabilities                                  $ 1,631,501    $ 1,520,295       $ 1,587,969     $ 1,575,255      $ 1,453,925
 - Average common equity                                  146,244        138,767           141,634         142,427          136,317
                                                      -----------    -----------       -----------     -----------       ----------
 - Total average liabilities and common equity        $ 1,777,745    $ 1,659,062       $ 1,729,603     $ 1,717,682      $ 1,590,242

AVERAGE ASSET/LIABILITY RATIOS
 - Average stockholders' equity to average assets            8.23%          8.36%             8.19%           8.29%            8.57%
 - Average int. earning assets to int. bearing liabilities  137.8%         131.4%            135.6%          134.0%           129.9%
 - Average loans to average assets                           77.4%          73.1%             75.4%           75.8%            75.3%
 - Interest bearing deposits to assets                       61.2%          65.6%             62.3%           62.5%            65.5%


WEST COAST BANCORP REPORTS FOURTH QUARTER 2004 EARNINGS
January 18, 2005
Page 7 of 7


                                                                  West Coast Bancorp
                                                   Allowance For Loan Losses and Net Charge-offs
                                                   ---------------------------------------------

                                              Quarter ended      Quarter ended      Quarter ended
                                               December 31,       December 31,       September 30,
(Dollars in thousands, unaudited)                 2004               2003               2004
---------------------------------               --------           --------            --------
Allowance for loan losses, beginning of period  $ 19,421           $ 18,049            $ 19,123
  Provision for loan loss                            135              1,225                 225

  Charge-offs                                        784              1,215                 276
  Recoveries                                         199                 72                 349
                                                --------           --------            --------
    Net charge-offs                                  585              1,143                 (73)
                                                --------           --------            --------

Total allowance for loan losses                 $ 18,971           $ 18,131            $ 19,421
                                                ========           ========            ========

Net loan charge-offs to average loans (annualized)  0.17%              0.37%              -0.02%

                                               Year to date       Year to date
                                               December 31,       December 31,
(Dollars in thousands, unaudited)                 2004               2003
---------------------------------               --------           --------
Allowance for loan losses, beginning of period  $ 18,131           $ 16,838
  Provision for loan loss                          2,260              3,800

  Charge-offs                                      2,374              3,098
  Recoveries                                         954                591
                                                --------           --------
    Net Charge-offs                                1,420              2,507

                                                --------           --------
Total allowance for loan losses                 $ 18,971           $ 18,131
                                                ========           ========

Net loan charge-offs to average loans               0.11%              0.21%



                                                                   West Coast Bancorp
                                                                 Non-performing Assets
                                                                 ---------------------

                                                  December 31,       December 31,       September 30,
(Dollars in thousands, unaudited)                     2004               2003               2004
---------------------------------                   -------            -------             -------
Non-accruing loans                                  $ 1,803            $ 2,669             $ 3,679
90 day delinquencies                                     --                 --                  --
                                                    -------            -------             -------
  Total non-performing loans                          1,803              2,669               3,679

Other real estate owned                                 384              1,741               1,182
                                                    -------            -------             -------
Total non-performing assets                         $ 2,187            $ 4,410
                                                    =======            =======             =======

Allowance for loan losses to total loans               1.33%              1.49%               1.47%
Non-performing loans to total loans                    0.13%              0.22%               0.28%
Allowance for loan losses to non-performing            1052%               679%                528%
Non-performing assets to total assets                  0.12%              0.27%               0.28%
Allowance for loan losses to non-performing assets      867%               411%                400%
